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                                                              EXHIBIT 10.14
                                   CAIS, INC.
                             1232 22nd Street, N.W.
                            Washington, D.C.  20037
                              Tel. (202) 463-8500
                               Fax (202) 463-7190


                                         February 28, 1997

Mr. David D. Goodman
Inline Connection Corporation
730 N. Danville Street
Arlington, VA  22201

Dear David:

This will confirm our agreement regarding an extension of the Option Period as provided for in the November 5, 1996 Agreement for Cooperative Use of Communication Patents among Inline Connection Corporation, you in your individual capacity, and CAIS, Inc. (the "Agreement").

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended and modified as follows:

1. The Option Period as provided in Section 1.1 of the Agreement shall be extended to five (5) months from the date the Agreement was executed (i.e., the Option Period shall expire on April 5, 1997) unless the Option is sooner exercised or terminated in accordance with the provisions of the Agreement.

2. Section 1.4 of the Agreement shall be modified to provide that in addition to payment to Inline of $7500 per month during the first three months of the Option Period, in return for your services, due 15, 45, and 75 days after execution of the Agreement, Inline shall be paid $7500 during the fifth month of the Option Period in return for your continued services, such payment to be due 135 days after execution of the Agreement. This also will confirm that CAIS has paid to Inline during the fourth month of the Option Period a $7500 advance against the $50,000 payment to be made to Inline upon CAIS's exercise of its Option, as provided in Section 1.6 of the Agreement, such advance to be refunded by Inline to CAIS in the event CAIS does not exercise its Option.

All other terms and conditions of the Agreement remain in full force and effect.

If the above reflects your understanding and meets with your approval, please so
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indicate by countersigning below on behalf, respectively, of Inline and in your individual capacity.

Sincerely,

CAIS, Inc.

By: /s/ Ulysses G. Auger, II
    -------------------------------------
     Ulysses G. Auger, II, President



                          Agreed to:

                          Inline Connection Corporation

                          By: /s/ David D. Goodman
                              ----------------------------------
                              David D. Goodman, President

                          2/28/97
                          -------
                          Date



                          Agreed to:

                          /s/ David D. Goodman
                          ---------------------------------
                          David G. Goodman, in his individual capacity

                          2/28/97
                          -------
                          Date

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